FOR IMMEDIATE RELEASE

Prologis Reports Third Quarter Results

Ongoing flight to quality within the industry

SAN FRANCISCO (October 16, 2024) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today announced the following results for the quarter ended September 30, 2024, as compared to the corresponding period in 2023:

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Net earnings per diluted share was $1.08 and increased 35.0%, primarily due to higher disposition gains.
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Core funds from operations (Core FFO)* per diluted share was $1.43 and increased 10.0%.
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Core FFO, excluding Net Promote Income (Expense)* per diluted share was $1.45 and increased 9.0%.

“The bottoming process is underway as our customers navigate an uncertain environment,” said Hamid R. Moghadam, co-founder and CEO of Prologis. “Looking ahead, the supply picture is improving, and the long-term demand drivers for our business remain strong. Going forward, we find ourselves in an enviable position as the partner of choice for leading global customers, to meet their needs in supply chain, digital and energy infrastructure.”

“This is where Prologis stands apart, as our teams are poised to capture market share while delivering holistic solutions to key customer challenges,” said Dan Letter, president of Prologis.

OPERATING PERFORMANCE

Owned & Managed	3Q24	Notes
Average Occupancy	95.9%
Leases Commenced	50.8MSF	49.0MSF operating portfolio and 1.8MSF development portfolio
Retention	75.7%

Prologis Share	3Q24	Notes
Average Occupancy	96.1%
Cash Same Store NOI*	7.2%
Net Effective Rent Change	67.8%
Cash Rent Change	44.1%

DEPLOYMENT ACTIVITY

Prologis Share	3Q24
Acquisitions	$1,250M
Weighted avg stabilized cap rate (excluding other real estate)	5.1%
Development Stabilizations	$784M
Estimated weighted avg yield	6.2%
Estimated weighted avg margin	16.4%

Estimated value creation	$129M
% Build-to-suit	5.9%
Development Starts	$392M
Estimated weighted avg yield	9.0%
Estimated weighted avg margin	41.8%
Estimated value creation	$169M
% Build-to-suit	49.0%
Total Dispositions and Contributions	$836M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.5%

BALANCE SHEET, LIQUIDITY, AND FOREIGN CURRENCY

During the quarter, the company:

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Issued, together with its co-investment ventures, an aggregate of $4.6 billion of debt at a weighted average interest rate of 4.6% and a weighted average term of 8.9 years.

As of quarter-end:

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Total available liquidity was approximately $6.6 billion.
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Debt-to-EBITDA was 5.1x and debt as a percentage of total market capitalization was 23.1%.
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The weighted average interest rate on the company’s share of total debt was 3.1%, with a weighted average term of 9.2 years.
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Forecasted earnings for 2024, 2025 and 2026 are 99%, 99% and 98%, respectively, in USD or hedged through derivative contracts and 96.2% of Prologis’ equity was in USD.

2024 GUIDANCE

Prologis’ guidance for net earnings is included in the table below as well as guidance for Core FFO*, which are reconciled in our supplemental information.

2024 GUIDANCE

Earnings (per diluted share) Previous Revised

Net earnings attributable to common stockholders	$3.25 to $3.45	$3.35 to $3.45
Core FFO attributable to common stockholders/unitholders*	$5.39 to $5.47	$5.42 to $5.46
Core FFO attributable to common stockholders/unitholders, excluding Net Promote Income (Expense)*[1]	$5.46 to $5.54	$5.49 to $5.53

Operations – Prologis Share

Average occupancy	95.75% to 96.75%	96.00% to 96.50%
Cash Same Store NOI*	6.25% to 7.25%	6.50% to 7.00%
Net Effective Same Store NOI*	5.50% to 6.50%	5.50% to 6.00%

Strategic Capital (in millions) Previous Revised

Strategic Capital revenue, excluding promote revenue	$520 to $540	$525 to $535
Net Promote Income (Expense)	$(65)	$(65)

G&A (in millions)

General & administrative expenses	$415 to $430	$415 to $425

Capital Deployment – Prologis Share (in millions)

Development stabilizations	$3,600 to $4,000	$3,900 to $4,300
Development starts	$2,500 to $3,000	$1,750 to $2,250
Acquisitions	$1,000 to $1,500	$1,750 to $2,250
Contributions	$1,750 to $2,250	$1,750 to $2,250
Dispositions	$1,000 to $1,400	$1,250 to $1,750
Realized development gains	$300 to $400	$375 to $425

* This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

1.
We are further adjusting Core FFO to exclude $0.07 of net promote expense. The expense relates to amortization of stock compensation issued to employees related to promote income recognized in prior periods.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance relates predominantly to these items. Please refer to our quarterly Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

October 16, 2024, CALL DETAILS
The call will take place on Wednesday, October 16, 2024, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (877) 897-2615 (toll-free from the United States and Canada) or +1 (201) 689-8514 (from all other countries). A live webcast can be accessed from the Investor Relations section of www.prologis.com.

A telephonic replay will be available October 16 – October 30 at +1 (877) 660-6853 (from the United States and Canada) or +1 (201) 612-7415 (from all other countries) using access code 13748709. The webcast replay will be posted in the Investor Relations section of www.prologis.com under “Events & Presentations.”

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. At September 30, 2024, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.2 billion square feet (116 million square meters) in 20 countries. Prologis leases modern logistics facilities to a diverse base of approximately 6,700 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, expectations regarding new lines of business, our debt, capital structure and financial position, our ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) international, national, regional and local economic and political climates and conditions; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties, including the integration of the operations of significant real estate portfolios; (v) maintenance of Real Estate Investment Trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to global pandemics; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Prologis Investor Relations

Media: Prologis Corporate Communications